                                                                    Exhibit 99.1

                                BNS HOLDING, INC.
                         25 ENTERPRISE CENTER, SUITE 103
                         MIDDLETOWN, RHODE ISLAND 02842

                              FOR IMMEDIATE RELEASE

           BNS HOLDING, INC. ANNOUNCES DATE OF 2005 ANNUAL MEETING AND
               REMOVES CLASSIFIED STRUCTURE OF BOARD OF DIRECTORS

MIDDLETOWN,  RHODE  ISLAND,  APRIL 5, 2005 -- BNS  HOLDING,  INC.  (OTCBB:BNSIA)
announced  today that the Company's  2005 Annual Meeting will be held on Monday,
June 13, 2005 at the Company's  offices at 25 Enterprise  Center in  Middletown,
Rhode Island. At the meeting, shareholders of record as of May 4, 2005 will vote on the election of directors  and the  confirmation  of Ernst & Young LLP as the
Company's auditors for the year ending December 31, 2005.

The date of the Annual Meeting and the shareholder  record date were established by the Company's  Board of Directors at a meeting on April 4, 2005. At that same meeting,  the Board also  approved an amendment to the by-laws  eliminating  the current classified board structure. This change means that all directors will be subject to election at the upcoming Annual Meeting, as well as all future Annual
Meetings.

This  press  release  contains  forward-looking  statements,  as  defined in the
Private  Securities   Litigation  Reform  Act  of  1995.  Such   forward-looking
statements involve a number of assumptions,  risks, and uncertainties that could cause the actual results of the Company to differ  materially from those matters expressed in or implied by such forward-looking  statements.  They involve known and unknown risks,  uncertainties,  and other  factors,  which are in some cases beyond the control of the Company.  Additional  information regarding these risk factors and  uncertainties is described more fully in the Company's SEC filings.
A copy of all SEC  filings  may be  obtained  from the  SEC's  EDGAR  web  site,
www.sec.gov,  or by contacting:  Michael  Warren,  President and Chief Executive
Officer, telephone (401) 848-6500. The Company does not maintain a web site.

                                       END